EXHIBIT 10.65

AMENDMENT NO. 2 TO CONVERTIBLE DEBENTURE

THIS AMENDMENT NO. 2 TO CONVERTIBLE DEBENTURE (this “Agreement”) is made and entered into as of the date set forth below by LITHIUM TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”) and the holder (the “Debentureholder”) of a Convertible Debenture dated March 11, 2005, as amended, issued by the Company having an original principal amount of $2,500,000 of which $2,000,000 in principal is outstanding as of the date hereof (the “Debenture”).

BACKGROUND

WHEREAS, the Company and the Debentureholder wish to amend the Debenture as provided herein.

NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1.	The Debenture is hereby amended as follows:

(1)	Section 1.01 shall be amended such that the principal sum of $2,000,000 shall be due and payable by the Company on December 31, 2006 (the “Maturity Date”) and no monthly payments shall be due and owing by the Company prior to December 31, 2006.

(2)	The interest on the unpaid principal of the Debenture shall be fifteen percent (15%) per year effective as of October 15, 2005.

(3)	In the Event of Default under the Debenture, the entire principal of the Debenture shall be due and payable immediately.

(4)	The Company may prepay the Debenture at any time prior to the Maturity Date.

(5)	Section 1.02 of the Debenture shall hereby be amended as follows:

The term “Conversion Price” as defined in Section 1.02 shall be amended such that the Conversion Price shall now be a fixed price of $0.0128 per Common Share as and when authorized Common Shares are available for such conversion and until such time as Common shares are available for conversion, the Debenture shall be convertible into shares of the Company’s Series “C” Preferred Shares in the form attached hereto as Exhibit A.

(6)	Section 1.02 (b) shall be deleted in its entirety.

(7)	Section 4.03 shall be deleted in its entirety.

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2.	All other provisions of the Debenture shall remain in effect and are hereby confirmed in all respects.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year set forth below.

LITHIUM TECHNOLOGY CORPORATION

, 2006	By:
Name:
Title:

DEBENTUREHOLDER

, 2006	By:
Name:
Title:

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